Exhibit 99.1

FleetCor Reports First Quarter 2013 Financial Results

Adjusted Net Income Per Share Grows 50%

FleetCor Raises 2013 Guidance

NORCROSS, Ga., May 2, 2013 — FleetCor Technologies, Inc. (NYSE: FLT), a leading global provider of fuel cards and workforce payment products to businesses, today reported financial results for its first quarter ended March 31, 2013.

“Our first quarter results were terrific, with revenue up 32%, and adjusted net income per share up 50%. We are also pleased to have completed three acquisitions year to date - GE’s Australia fuel card business, Cardlink in New Zealand, and Telenav Mobile in the U.S.,” said Ron Clarke, chairman and chief executive officer, FleetCor Technologies, Inc.

Financial Results for First Quarter 2013:

GAAP Results

•	Total revenues in the first quarter of 2013 increased 32% to $193.7 million compared to $146.2 million in the first quarter of 2012

•	Net income in the first quarter of 2013 increased 54% to $64.7 million, or $0.77 per diluted share, compared to $42.1 million, or $0.49 per diluted share in the first quarter of 2012

Non-GAAP Results

•	Adjusted revenues[1] (revenues, net less merchant commissions) in the first quarter of 2013 increased 32% to $179.8 million compared to $135.8 million in the first quarter of 2012

•	Adjusted net income[1] in the first quarter of 2013 increased 48% to $75.2 million

•	Adjusted net income per share in the first quarter of 2013 increased 50% to $0.90 per diluted share, compared to $0.60 per diluted share in the first quarter of 2012

2013 Outlook:

FleetCor Technologies, Inc. is raising its financial guidance for 2013 as follows:

•	Revenues, net between $810 million and $820 million, up from our previous guidance range of $790 million to $810 million

•	Adjusted net income between $310 million and $320 million, up from our previous guidance range of $300 million to $310 million; and

•	Adjusted net income per diluted share between $3.70 and $3.80, up from our previous guidance range of $3.61 to $3.69

The Company’s full-year 2012 guidance assumptions for the remainder of 2013 are as follows:

•	Fuel prices and FX rates at current levels

[1]	Reconciliations of GAAP results to non GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2 and segment information is provided in Exhibit 3.

1

•	Market spreads equal to historical average

•	Fully diluted shares outstanding of 84.2 million shares

•	No impact related to acquisitions or material new partnership agreements not already disclosed

“Given our strong first quarter results and our recently completed acquisitions, we are raising our financial guidance for 2013,” said Eric Dey, chief financial officer, FleetCor Technologies, Inc. “Included in our updated guidance is the expectation that our two recent acquisitions, in Australia and New Zealand, will be accretive to both revenue and profit in 2013, and we expect the acquisitions to add approximately $0.04 in adjusted net income per share, including deal and restructuring costs, for the remainder of 2013.”

Conference Call

The Company will host a conference call to discuss first quarter 2013 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 941-1429, or for international callers (480) 629-9857. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 4615779. The replay will be available until May 9, 2013. The call will be webcast live from the Company’s investor relations website at investor.fleetcor.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FleetCor’s beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to revenue and earnings guidance, assumptions underlying financial guidance, and expectations regarding recent acquisitions and accretiveness to financial results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as delays or failures associated with implementation; fuel price and spread volatility; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such partnerships or acquired businesses; failure to successfully expand business internationally; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as the other risks and uncertainties identified under the caption “Risk Factors” in FleetCor’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 1, 2013. FleetCor believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FleetCor does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

2

About Non-GAAP Financial Measures

Adjusted revenue is calculated as revenues, net less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock-based compensation expense related to share-based compensation awards, (b) amortization of deferred financing costs and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, and (d) loss on the early extinguishment of debt. EBITDA is calculated as net income as reflected in our income statement, adjusted to eliminate (a) interest expense, (b) tax expense, (c) depreciation of long-lived assets, and (d) amortization of intangible assets. The company uses adjusted revenues as a basis to evaluate the company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The company believes this is a more effective way to evaluate the company’s revenue performance. The company uses EBITDA as a basis to evaluate our operating performance net of the impact of certain items during the period. We believe that EBITDA may be useful to investors for understanding our operating performance on a consistent basis. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also exclude loss on the early extinguishment of debt from adjusted net income, as this expense is non-cash and is one-time in nature and does not reflect the ongoing operations of the business.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues and adjusted net income are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FleetCor

FleetCor is a leading global provider of fuel cards and workforce payment products to businesses. FleetCor’s payment programs enable businesses to better control employee spending and provide card-accepting merchants with a commercial customer base that can increase their sales and customer loyalty. FleetCor serves commercial accounts in North America, Latin America, Europe, Australia and New Zealand. For more information, please visit www.fleetcor.com.

3

Contact:

Investor Relations

investor@fleetcor.com

770-729-2017

4

FleetCor Technologies, Inc. and subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)	(Unaudited)
Revenues, net	$193,651	$146,165

Expenses:
Merchant commissions	13,861	10,393
Processing	29,943	25,579
Selling	11,704	10,175
General and administrative	29,261	23,823
Depreciation and amortization	14,629	11,720

Operating income	94,253	64,475

Other expense (income), net	292	588
Interest expense, net	3,448	3,563

Total other expense	3,740	4,151

Income before income taxes	90,513	60,324
Provision for income taxes	25,851	18,245

Net income	$64,662	$42,079

Basic earnings per share	$0.80	$0.51
Diluted earnings per share	$0.77	$0.49

Weighted average shares outstanding:
Basic shares	81,222	82,565
Diluted shares	83,960	85,164

FleetCor Technologies, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except share and par value amounts)

	March 31, 2013	December 31, 2012
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$224,613	$283,649
Restricted cash	49,347	53,674
Accounts receivable (less allowance for doubtful accounts of $19,576 and $19,463 respectively)	626,464	525,441
Securitized accounts receivable - restricted for securitization investors	385,000	298,000
Prepaid expenses and other current assets	24,932	28,126
Deferred income taxes	7,710	6,464

Total current assets	1,318,066	1,195,354

Property and equipment	97,104	93,902
Less accumulated depreciation and amortization	(51,212)	(48,706)

Net property and equipment	45,892	45,196

Goodwill	973,335	926,609
Other intangibles, net	502,103	463,864
Other assets	50,988	90,847

Total assets	$2,890,384	$2,721,870

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$501,036	$418,609
Accrued expenses	61,383	75,812
Customer deposits	170,035	187,627
Securitization facility	385,000	298,000
Current portion of notes payable and other obligations	122,375	162,174

Total current liabilities	1,239,829	1,142,222

Notes payable and other obligations, less current portion	491,988	485,217
Deferred income taxes	175,554	180,609

Total noncurrent liabilities	667,542	665,826

Commitments and contingencies

Stockholders’ equity:

Common stock, $0.001 par value; 475,000,000 shares authorized, 117,080,997 shares issued and 81,346,505 shares outstanding at March 31, 2013; and 475,000,000 shares authorized, 116,772,324 shares issued and 81,037,832 shares outstanding at December 31, 2012	116	116
Additional paid-in capital	557,279	542,018
Retained earnings	815,359	750,697
Accumulated other comprehensive loss	(14,078)	(3,346)
Less treasury stock, 35,734,492 shares at March 31, 2013 and December 31, 2012	(375,663)	(375,663)

Total stockholders’ equity	983,013	913,822

Total liabilities and stockholders’ equity	$2,890,384	$2,721,870

FleetCor Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In Thousands)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)
Operating activities
Net income	$64,662	$42,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,031	3,119
Stock-based compensation	4,162	3,834
Provision for losses on accounts receivable	4,460	4,957
Amortization of deferred financing costs	760	510
Amortization of intangible assets	9,022	7,276
Amortization of premium on receivables	816	816
Deferred income taxes	(1,012)	(17)
Changes in operating assets and liabilities (net of acquisitions):
Restricted cash	4,327	(1,447)
Accounts receivable	(192,483)	(183,976)
Prepaid expenses and other current assets	3,194	(1,889)
Other assets	40,113	(37,821)
Excess tax benefits related to stock-based compensation	(5,843)	(8,883)
Accounts payable, accrued expenses and customer deposits	50,101	57,508

Net cash provided by operating activities	(13,690)	(113,934)

Investing activities
Acquisitions, net of cash acquired	(94,773)	(10)
Purchases of property and equipment	(4,762)	(3,563)

Net cash used in investing activities	(99,535)	(3,573)

Financing activities
Excess tax benefits related to stock-based compensation	5,843	8,883
Proceeds from issuance of common stock	5,256	7,737
Borrowings on securitization facility, net	87,000	61,000
Deferred financing costs paid	(1,830)	(681)
Principal payments on notes payable	(7,500)	(3,750)
Proceeds from notes payable	—	—
Payments on revolver	(25,000)	(110,000)
Borrowings from revolver	—	85,000
Payments on swing line of credit, net	—	63,960
Other	(178)	—

Net cash provided by financing activities	63,591	112,149

Effect of foreign currency exchange rates on cash	(9,402)	7,318

Net (decrease) increase in cash and cash equivalents	(59,036)	1,960
Cash and cash equivalents, beginning of year	283,649	285,159

Cash and cash equivalents, end of year	$224,613	$287,119

Supplemental cash flow information
Cash paid for interest	$3,863	$4,028

Cash paid for income taxes	$38,426	$6,004

Exhibit 1

RECONCILIATION OF NON-GAAP MEASURES AND PRO FORMA INFORMATION

(In thousands, except shares and per share amounts)

(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended March 31,
	2013	2012
Revenues, net	193,651	146,165
Merchant commissions	13,861	10,393

Total adjusted revenues	$179,790	$135,772

The following table reconciles net income to EBITDA:

	Three Months Ended March 31,
	2013	2012
Net income	$64,662	$42,079
Provision for income taxes	25,851	18,245
Interest expense, net	3,448	3,563
Depreciation and amortization	14,629	11,720
Other expense (income), net	292	588

EBITDA	$108,882	$76,195

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended March 31,
	2013	2012
Net income	$64,662	$42,079
Stock based compensation	4,162	3,834
Amortization of intangible assets	9,022	7,276
Amortization of premium on receivables	816	816
Amortization of deferred financing costs	760	510

Total pre-tax adjustments	14,760	12,436

Income tax impact of pre-tax adjustments at the effective tax rate	(4,216)	(3,761)

Adjusted net income	$75,206	$50,754

Adjusted net income per diluted share	$0.90	$0.60

Diluted shares	83,960	85,164

Exhibit 2

Transaction Volume, Revenues and Adjusted Revenue, Per Transaction and by Segment

(In thousands except revenues, net per transaction and adjusted revenues per transaction)

(Unaudited)

	Three Months Ended March 31,
	2013	2012	Change	% Change
NORTH AMERICA
- Transactions[2]	38,262	36,747	1,515	4.1%
- Revenues, net per transaction	$2.63	$2.25	$0.38	16.9%
- Revenues, net	$100,594	$82,812	$17,782	21.5%

INTERNATIONAL
- Transactions[2]	35,898	35,209	689	2.0%
- Revenues, net per transaction	$2.59	$1.80	$0.79	43.9%
- Revenues, net	$93,057	$63,353	$29,704	46.9%

FLEETCOR CONSOLIDATED REVENUES
- Transactions[2]	74,160	71,956	2,204	3.1%
- Revenues, net per transaction	$2.61	$2.03	$0.58	28.6%
- Revenues, net	$193,651	$146,165	$47,486	32.5%

FLEETCOR CONSOLIDATED ADJUSTED REVENUES[1]
- Transactions[2]	74,160	71,956	2,204	3.1%
- Adjusted Revenues per transaction	$2.42	$1.89	$0.53	28.0%
- Adjusted Revenues	$179,790	$135,772	$44,018	32.4%

1Adjusted revenues is a non-GAAP financial measure defined as revenues, net less merchant commissions. The Company believes this measure is a more effective way to evaluate the Company’s revenue performance. Refer to Exhibit 1 for a reconciliation of revenues, net to adjusted revenues.

2 The presentation of prior quarters presented herein has been conformed to the current period presentation that eliminates certain intercompany transactions.

Sources of Revenue3

	Three Months Ended March 31,
	2013	2012	Change	% Change
Revenue from customers and partners	51.4%	49.3%	2.1%	4.3%
Revenue from merchants and networks	48.6%	50.7%	-2.1%	-4.1%

Revenue tied to fuel-price spreads	15.9%	15.1%	0.8%	5.3%
Revenue influenced by absolute price of fuel	20.8%	19.2%	1.6%	8.3%
Revenue from program fees, late fees, interest and other	63.3%	65.7%	-2.4%	-3.7%

3Expressed as a percentage of consolidated revenue.

Exhibit 3

Segment Results

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues, net:
North America	$100,594	$82,812
International[1]	93,057	63,353

	$193,651	$146,165

Operating income:
North America	$49,426	$38,113
International[1]	44,827	26,362

	$94,253	$64,475

Depreciation and amortization:
North America	$5,172	$4,994
International[1]	9,457	6,726

	$14,629	$11,720

Capital expenditures:
North America	$1,064	$2,095
International[1]	3,698	1,468

	$4,762	$3,563

1The results from our Russian business acquired in the second quarter of 2012, CTF Technologies, Inc. acquired during the third quarter of 2012 and our Australian business acquired during the first quarter of 2013 are reported in our International segment.